Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
Exhibit 99.1
Pursuant to Instruction 2 to Item 601 of Regulation S-K, NeuStar, Inc. has filed an agreement with the North American Portability Management LLC, as successor to Northeast Carrier Acquisition Company, LLC, which is one of seven agreements that are substantially identical in all material respects other than the parties to the agreements. North American Portability Management, LLC succeeded to the interests of Northeast Carrier Acquisition Company, LLC and each of the other entities listed below. The following list identifies the other parties to the six agreements that have been omitted pursuant to Instruction 2 to Item 601:
•	LNP, LLC (Midwest)
•	Southwest Region Portability Company, LLC
•	Western Region Telephone Number Portability, LLC
•	Southeast Number Portability Administration Company, LLC
•	Mid-Atlantic Carrier Acquisition Company, LLC
•	West Coast Portability Services, LLC
[Graphic Omitted: NeuStar Logo]
AMENDMENT TO
CONTRACTOR SERVICES AGREEMENT FOR
NUMBER PORTABILITY ADMINISTRATION CENTER / SERVICE
MANAGEMENT SYSTEM
EXTENSION AND MODIFICATION

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
AMENDMENT NO. 57 UNDER CONTRACTOR SERVICES AGREEMENT
FOR NUMBER PORTABILITY ADMINISTRATION CENTER/SERVICE
MANAGEMENT SYSTEM
Extension and Modification
1.	PARTIES
This Amendment No. 57 (this “Amendment”) is entered into pursuant to Article 30 of, and upon execution shall be a part of, the Contractor Services Agreement for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the Amendment Effective Date (each such agreement referred to individually as the “Master Agreement” and collectively as the “Master Agreements”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of the Northeast Carrier Acquisition Company, LLC (the “Subscribing Customer”).
2.	EFFECTIVENESS AND TERM
This Amendment shall be effective as of the 21st day of September, 2006 (the “Amendment Effective Date”), conditioned upon execution by Contractor and Customer on behalf of all the limited liability companies listed below for the separate United States Service Areas (the “Subscribing Customers”).
•	Mid-Atlantic Carrier Acquisition Company, LLC
•	LNP, LLC (Midwest)
•	Northeast Carrier Acquisition Company, LLC
•	Southeast Number Portability Administration Company, LLC
•	Southwest Region Portability Company, LLC
•	West Coast Portability Services, LLC
•	Western Region Telephone Number Portability, LLC
3.	DEFINED TERMS
Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreements.
4.	CONSIDERATION RECITAL
In consideration of the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Customer agree as set forth in this Amendment. The modifications and amendments made herein were negotiated together, and each is made in consideration of all of the other terms and conditions herein. All such modifications and amendments are interrelated

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
and are dependent on each other. No separate, additional or different consideration is contemplated with respect to the modifications and amendments herein.
Contractor and Customer acknowledge that the agreements hereunder have been offered and accepted in part because of past and expected TN Porting Event volumes in the Service Area, and in part because Contractor provides Service, and Customer receives Service, in the Service Area in accordance with the NPAC/SMS Software, functionality, Change Orders, terms and conditions (the “NPAC/SMS Features”) required under all amendments to and Statements of Work under the Master Agreement, and which NPAC/SMS Features have been elected and purchased by Customer on behalf of the Subscribing Customer as of the Amendment Effective Date. The Parties agree and acknowledge that Article 29 of the Master Agreement shall not apply with respect to the execution and delivery of this Amendment.
Notwithstanding the foregoing, Customer makes no representations with respect to the reliability or likelihood of expected or forecasted TN Porting Event volumes in any United States Service Area, and Contractor makes no representations with respect to Contractor’s or Customer’s realization of any expected or forecasted cost savings . Nonetheless, the Parties expressly agree and acknowledge that immediately upon the Amendment Effective Date, Exhibit E of the Master Agreement as amended and restated pursuant to Section 8.1 of this Amendment, subject to, among other things, Section 8.3 and Section 8.4, and shall govern as provided therein.
5.	APPLICABLE DOCUMENTS
The following internal documents are applicable to this SOW:

None	Functional Requirements Specifications

None	Requirements Traceability Matrix

None	System Design

None	Detailed Design

None	Integration Test Plan

None	System Test Plan

None	NPAC Software Development Process Plan

None	User Documentation

6.	IMPACTS ON MASTER AGREEMENT
The following portions of the Master Agreement are impacted by this SOW:

☑	Master Agreement

None	Exhibit B Functional Requirements Specification

None	Exhibit C Interoperable Interface Specification

☑	Exhibit E Pricing Schedules

None	Exhibit F Project Plan and Test Schedule

None	Exhibit G Service Level Requirements

None	Exhibit H Reporting and Monitoring Requirements

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes

None	Exhibit J User Agreement Form

None	Exhibit K External Design

None	Exhibit L Infrastructure/Hardware

None	Exhibit M Software Escrow Agreement

None	Exhibit O Intermodal Ported TN Identification Service Agreement

None	Exhibit P LEAP Service Agreement

None	Disaster Recovery

None	Back Up Plans

☑	Gateway Evaluation Process (Article 32 of Master Agreement)

7.	MASTER AGREEMENT TERM
As of the Amendment Effective Date, Article 3 of the Master Agreement is deleted and replaced in its entirety with the following:
This Agreement shall commence as of the Effective Date of this Agreement and continue for a term ending on June 30, 2015 (the “Initial Term”), unless terminated earlier under the terms of this Agreement. After expiration of the Initial Term, this Agreement shall automatically renew for consecutive one-year terms (one year at a time) unless an election not to renew is made either (i) by Customer, by providing at least ninety (90) days written notice to Contractor prior to the end of the Initial Term or any subsequent term in which the Agreement is in effect, or (ii) by Contractor, by providing at least one hundred and eighty (180) days written notice to Customer prior to the end of the Initial Term or any subsequent term in which the Agreement is in effect.
8.	PRICING

8.1	Amendment of Exhibit E
Effective on the Amendment Effective Date, Exhibit E of the Master Agreement is hereby amended and restated in its entirety as set forth in Attachment A hereunder, which amended and restated Exhibit E sets forth new charges per TN Porting Event under “Rate Card No. 3” and an “Effective Rate” under “Rate Card No. 4”, and calculations thereof, which new charges per TN Porting Event and Effective Rates and calculations thereof are subject to Section 8.3 and Section 8.4 below, applicable to the provision of Service in the Service Area. Customer and Contractor hereby agree and acknowledge that the monthly Aggregate Porting Charge calculated for the Service Area under Rate Card No. 4, as set forth in Schedule 1 under Exhibit E to the Master Agreement, is derived from an Effective Rate based on annualized TN Porting Event volumes, and applies only with respect to each calendar month in which the Service Area’s monthly Aggregate Porting Charge is calculated, and in no event shall a different TN Porting Event charge or Effective Rate be applied, including, without limitation, on account that the actual cumulative TN Porting Events for an entire calendar year differs from any “Annualized Volume” in any one calendar month, as derived under Attachment 1 to Exhibit E under the Master Agreement.

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
8.2	Rescission of Article 33 and Article 34
Effective on the Amendment Effective Date, Article 33 of the Master Agreement, which article concerns certain credit payments, originally introduced by Amendment No. 43, as may have been amended, is hereby rescinded and shall have no further force or effect. Effective on January 1, 2007 (i.e., upon the expiration of Rate Card No. 2, as provided and defined in Schedule 1 of Exhibit E under the Master Agreement), Article 34, which article concerns certain annual volume-dependent TN Porting Price reductions, of the Master Agreement, originally introduced by Amendment No. 43, as may have been amended, is hereby rescinded and shall have no further force or effect.
8.3	Upward Event Triggered Charge Adjustment
(a)	Application of Upward Event Triggered Charge Adjustment, Calculation of Increased Charge Amount and Application of Increased Charge Amount Cap
Notwithstanding anything herein, including Attachment A under this Amendment, or in the Master Agreement, including any Statement of Work or amendment thereunder, to the contrary, upon the occurrence of any Customer Modification Event (as defined in Section 8.3(b) below) under any of the Master Agreements between Contractor and Customer on behalf of the Subscribing Customers set forth in Article 2 above, and after written notice to Customer, the charge per TN Porting Event under Rate Card 3 and the Effective Rate under Rate Card 4 then-used under Exhibit E in calculating the monthly Aggregate Porting Charge for the Service Area shall be adjusted (such adjustment the “Upward Event Triggered Charge Adjustment”) by increasing the charge per TN Porting Event under Rate Card 3 and the Effective Rate under Rate Card 4 by Nine Cents ($0.09) (such added amount known as the “Increased Charge Amount”). The Upward Event Triggered Charge Adjustment shall be effective beginning in the month in which the Customer Modification Event occurred, for any Customer Modification Event occurring at any time after the Amendment Effective Date, and shall continue to apply each month thereafter to and including December 31, 2011. Notwithstanding the foregoing, if the Customer Modification Event resulting in an Upward Event Triggered Charge Adjustment occurs in calendar years 2009 through and including 2011, then the TN Porting Event charge or the Effective Rate resulting from such Upward Event Triggered Charge Adjustment shall be capped and shall not exceed Ninety Five Cents ($0.95) (the “Increased Charge Amount Cap”). Notwithstanding anything herein to the contrary, if beginning January 1, 2009 and through December 31, 2011 the Annualized Volume calculated under Rate Card No. 4 under Attachment 1 to Exhibit E in any month, beginning with the month in which an Upward Event Triggered Charge Adjustment has been applied is less than Three Hundred Million (300,000,000) TN Porting Events, then the Increased Charge Amount shall be reduced from Nine Cents ($0.09) to Four Cents ($0.04), and the Increased Charge Amount Cap shall no longer have any force or effect, regardless of the number, occurrence or timing or any other Customer Modification Event that would otherwise result in an Upward Event Triggered Charge Adjustment. Notwithstanding anything herein to the contrary, if a Customer Modification Event occurs prior to January 1, 2007, then the Upward Event Triggered Charge Adjustment shall be applied beginning on January 1, 2007.

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
     (b) Customer Modification Events
For purposes of this Section 8.3, a “Customer Modification Event” shall mean, subject to Section 8.3(c) below, any Official Customer Action with respect to the following events that occurs on or after the Amendment Effective Date, but before January 1, 2012, where “Official Customer Action” means either
               (A) any of the following acts by Customer, or any of the Subscribing Customers set forth in Article 2 above, or their respective members in their duly authorized, official capacity as members of Customer or Subscribing Customer, or otherwise duly authorized to act on behalf of Customer or Subscribing Customer:
(i)	seeking, or otherwise attempting, to renegotiate a lower charge per TN Porting Event or Effective Rate than the then-current charges per TN Porting Event or an Effective Rate in Exhibit E, or the calculation method for deriving such charges per TN Porting Event or the Effective Rate that results in a lower rate for the then-current charges per TN Porting Event or the Effective Rate in Exhibit E, or the introduction of any terms or conditions under the Master Agreement that could reduce the charges per TN Porting Event or the Effective Rate in Exhibit E, or the calculation method for deriving charges per TN Porting Event or the Effective Rate in Exhibit E;

(ii)	issuing a request for information (RFI), a request for quotation (RFQ), a request for proposals (RFP) or other similar request for the provision of NPAC/SMS-type services in any United States Service Area;

(iii)	advocating, endorsing, adopting, or approving the development, implementation or use of an alternate TN-level routing administration capability; or

(iv)	accepting or approving a proposal or offer, whether solicited or unsolicited, to provide NPAC/SMS-type services in any United States Service Area.
               or (B) any public statement or public announcement of the Customer, or any of the Subscribing Customers set forth in Article 2 above
(i)	expressing an intent to seek or otherwise to attempt renegotiation of, or to seek or otherwise renegotiate, a lower charge per TN Porting Event or Effective Rate than the then-current charges per TN Porting Event or the Effective Rate in Exhibit E or the calculation method for deriving such charges per TN Porting Event or the Effective Rate that results in a lower rate for the then-current charges per TN Porting Event or the Effective Rate in Exhibit E, or the introduction of any terms or conditions under the Master Agreement that could reduce the charges per TN Porting Event or the Effective Rate in Exhibit E, or the calculation method for deriving charges per TN Porting Event or the Effective Rate in Exhibit E;

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Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
(ii)	expressing an intent to issue, or otherwise to issue, a request for information (RFI), a request for quotation (RFQ), a request for proposals (RFP) or other similar request for the provision of NPAC/SMS-type services in any United States Service Area;

(iii)	expressing an intent to advocate, endorse, adopt, or approve, or otherwise advocating, endorsing, adopting, or approving, the development, implementation or use of an alternate TN-level routing administration capability; or

(iv)	expressing an intent to accept or approve, or otherwise accepting or approving, a proposal or offer, whether solicited or unsolicited, to provide NPAC/SMS-type services in any United States Service Area.
Contractor and Customer agree and acknowledge that nothing in this Section 8.3 prohibits Customer from engaging in any Customer Modification Event, provided that upon the occurrence of any Customer Modification Event, the prevailing charge per TN Porting Event and the Effective Rate is subject to the Upward Event Triggered Charge Adjustment, as set forth in this Section 8.3.
For the avoidance of doubt, Paragraph (i) under Section 8.3(b)(A) and Paragraph (i) under Section 8.3(b)(B) above shall not apply with respect to any action concerning an adjustment to the TN Porting Event rate or Effective Rate under the Gateway Evaluation Process of Article 32 of the Master Agreement, including requests to negotiate or to waive the application of thereof.
For the avoidance of doubt, Section 8.3(b)(A)(iii) and Section 8.3(b)(B)(iii) above shall not be interpreted to include as a Customer Modification Event the participation of a member of Customer or Subscribing Customer, other than in their duly authorized, official capacity as members or otherwise duly authorized to act on behalf of Customer or Subscribing Customer, in industry forums, such as the ENUM LLC, or trials for an alternate TN-level routing administration capability, such as ENUM.
For the avoidance of doubt, the application or non-application of an Upward Event Triggered Charge Adjustment under this Section 8.3, shall not in any way affect the rescissions set forth in Section 8.2.
     (c) Exceptions to Customer Modification Events
An event otherwise qualifying as a Customer Modification Event shall not be considered a Customer Modification Event for purposes of this Section 8.3 under any of the following circumstances (such event under that circumstance an “Excluded Customer Modification Event”):

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Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
(i)	beginning on January 1, 2008 (i.e., when Rate Card No. 4 applies under Exhibit E of the Master Agreement), if the Customer Modification Event occurred after the actual cumulative TN Porting Event volume for all United States Service Areas in which Contractor provides Services exceeds Seven Hundred Million (700,000,000) TN Porting Events in the immediately preceding twelve (12) calendar month period (i.e., trailing twelve calendar months); or

(ii)	if a federal rule, regulation or order, (collectively, a “Regulatory Act”) of any regulatory body and its components (a “Regulatory Entity”) having jurisdiction or delegated authority over Contractor, Customer, its member and the Users, and the NPAC/SMS specifically and expressly requires the Customer to perform any Customer Modification Event, and Customer does perform such Customer Modification Event; provided, however, that the Regulatory Entity issuing the Regulatory Act has the legal authority to issue the Regulatory Act, and does so in accordance with all applicable requirements to the Regulatory Entity, and provided further that Customer, or Subscribing Customer, including its co-chairs and members in their duly authorized, official capacity as members or otherwise duly authorized to act on behalf of Customer or Subscribing Customer, did not advocate, endorse, lobby, orchestrate, whether directly or indirectly, the Regulatory Entity with respect to the Regulatory Act that is a specific and express requirement for Customer to perform a Customer Modification Event.
Notwithstanding anything herein to the contrary, if the date of an Official Customer Action identified under Section 8.3(b) above occurs prior to the date of the occurrence of a related Excluded Customer Modification Event, then the Upward Event Triggered Charge Adjustment shall nevertheless apply.
For the avoidance of doubt, the measurement of a cumulative TN Porting Event volume set forth in Paragraph (i) of Section 8.3(c) above concerns actual TN Porting Events, and shall not be interpreted in any way to mean the “Annualized Volume” calculation under Attachment 1 to Exhibit E.
8.4	Downward Event Triggered Charge Adjustment
(a)	Application of Downward Event Triggered Charge Adjustment and Calculation of Decreased Charge Amount
Notwithstanding anything herein, including Attachment A under this Amendment, or in the Master Agreement, including any Statement of Work or amendment thereunder, to the contrary, upon the occurrence of a Contractor Modification Event (as defined in Section 8.4(b) below) under any of the Master Agreements between Contractor and Customer on behalf of the Subscribing Customers set forth in Article 2 above, and after written notice to Customer, the charge per TN Porting Event under Rate Card 3 and the Effective Rate under Rate Card 4 then-used under Exhibit E in calculating the monthly Aggregate Porting Charge for the Service Area

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
shall be adjusted (such adjustment the “Downward Event Triggered Charge Adjustment”) by decreasing the then-prevailing TN Porting Event charge under Rate Card 3 and the Effective Rate under Rate Card 4 calculated under Exhibit E by Nine Cents ($0.09) (such subtracted amount known as the “Decreased Charge Amount”). The Downward Event Triggered Charge Adjustment shall be effective in the month in which the Contractor Modification Event occurred, for any Contractor Modification Event occurring at any time after the Amendment Effective Date, and shall continue to apply each month thereafter to and including December 31, 2011. Notwithstanding anything herein to the contrary, if a Contractor Modification Event occurs prior to January 1, 2007, then the Downward Event Triggered Charge Adjustment shall be applied beginning on January 1, 2007.
     (b) Contractor Modification Events
For purposes of this Section 8.4, a “Contractor Modification Event” shall mean, subject to Section 8.4(c) below, any Official Contractor Action with respect to the following events that occurs on or after the Amendment Effective Date, but before January 1, 2012, where “Official Contractor Action” means a written request by Contractor executed by a duly authorized representative of the Contractor, or otherwise duly authorized to act on behalf of Contractor, acting on behalf of the Contractor, and directed at the Customer, and not its members, concerning a request to renegotiate a higher TN Porting Event charge or Effective Rate than the then-current charge per TN Porting Event or Effective Rate in Exhibit E, or the calculation method for deriving such charge per TN Porting Event or Effective Rate that results in a higher rate for the then-current charge per TN Porting Event or the Effective Rate in Exhibit E, or the introduction of any terms or conditions under the Master Agreement that could increase the charge per TN Porting Event or the Effective Rate in Exhibit E, or the calculation method for deriving charge per TN Porting Event or Effective Rate in Exhibit E.
Contractor and Customer agree and acknowledge that nothing in this Section 8.4 prohibits Contractor from engaging in a Contractor Modification Event, provided that upon the occurrence of any Contractor Modification Event, the prevailing charge per TN Porting Event and Effective Rate is subject to the Downward Event Triggered Charge Adjustment, as set forth in this Section 8.4.
For the avoidance of doubt, this Section 8.4(b) shall not apply with respect to any action concerning an adjustment to the TN Porting Event rate or Effective Rate under the Gateway Evaluation Process of Article 32 of the Master Agreement, including requests to negotiate or to waive the application of thereof.
For the avoidance of doubt, the application or non-application of a Downward Event Triggered Charge Adjustment under this Section 8.4, shall not in any way affect the rescissions set forth in Section 8.2.
For the avoidance of doubt, the measurement of a cumulative TN Porting Event volume set forth in Section 8.3(c)(i) above concerns actual TN Porting Events, and shall not be interpreted in any way to mean the “Annualized Volume” calculation under Attachment 1 to Exhibit E.

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
     (c) Exceptions to Contractor Modification Events
An event otherwise qualifying as a Contractor Modification Event shall not be considered a Contractor Modification Event for purposes of this Section 8.4 under any of the following circumstances (such event under that circumstance an “Excluded Contractor Modification Event”):
(i)	If the Contractor Modification Event occurred after the actual cumulative TN Porting Event volume for all United States Service Areas in which Contractor provides Services falls below Two Hundred Fifty Million (250,000,000) TN Porting Events in any calendar year beginning on January 1, 2008 (i.e., when Rate Card No. 4 applies under Exhibit E of the Master Agreement); or

(ii)	If a Regulatory Act of a Regulatory Entity specifically and expressly requires the Contractor to perform any Contractor Modification Event, and Contractor does perform such Contractor Modification Event; provided, however, that the Regulatory Entity issuing the Regulatory Act has the legal authority to issue the Regulatory Act, and does so in accordance with all applicable requirements to the Regulatory Entity, and provided further that Contractor, including a duly authorized representative of the Contractor, or otherwise duly authorized to act on behalf of Contractor, acting on behalf of the Company, did not advocate, endorse, lobby, orchestrate, whether directly or indirectly, the Regulatory Entity with respect to the Regulatory Act that is a specific and express requirement for Contractor to perform a Contractor Modification Event.
Notwithstanding anything herein to the contrary, if the date of an Official Contractor Action identified under Section 8.4(b) above occurs prior to the date of the occurrence of an Excluded Contractor Modification Event, then the Downward Triggered Charge Adjustment shall apply.
For the avoidance of doubt, the measurement of a cumulative TN Porting Event volume set forth in Paragraph (1) of Section 8.3(c) above concerns actual TN Porting Events, and shall not be interpreted in any way to mean the “Annualized Volume” calculation under Attachment 1 to Exhibit E.
8.5	Data Elements
     (a) New Entries
The two new bullets required to be set forth in Footnote 4 of Exhibit E resulting from Customer’s election of the “Change order Option” for NANC 399 under Section 9.3(b) of Statement of Work No. 49, Revision 1, concerning NPAC/SMS Software Release 3.3, shall be set forth as provided in the enclosed amended and restated Exhibit E, attached hereto as Attachment A.

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Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
     (b) Replacement of “Alternate SPID” with “Optional Data”
Consistent with the already-executed Statement of Work No. 49 Rev. 1, Footnote 4 of Exhibit E shall be amended to reflect that “Alternate SPID” will have the more precise designation of “Optional Data”. Except as provided in Section 8.5(c) below, the setting forth of “Optional Data” in Footnote 4 of Exhibit E shall not in any way entitle Contractor to include a parameter value in a parameter other than in “Alternate SPID” except as agreed upon by the Parties under a Statement of work under Article 13 or an amendment under Article 30.
     (c) Billable Nature of Certain Data Elements
Upon execution by Customer and Contractor of a Statement of Work under Article 13 of the Master Agreement or amendment under Article 30 of the Master Agreement adding any number or combination of the following SV data elements to the NPAC/SMS, such added data elements will be included in the group of SV data fields to which the modify of an Active SV results in a charge (i.e., the TN Porting Event has occurred and is chargeable) under and in accordance with Exhibit E:
(i)	“AltSPID” data element in the “Optional Data” field; or

(ii)	any IP-related data elements, regardless of their format or how they are implemented, if they are a member of any number or combination of the following categories:
a.	a network address to a service provider’s gateway for voice service (e.g., voice URI);

b.	a network address to a service provider’s gateway for multi-media messaging service (e.g., MMS URI);

c.	a network address to service provider’s gateway for push-to-talk over cellular service (e.g., PoC URI); or

d.	a network address to a service provider’s gateway for IMS service (IP Multimedia Subsystem) or an interactive session of real-time communication-centric services (e.g., Presence URI).
Except for the billable nature of data elements as set forth in this Section 8.5, the foregoing is not intended to limit either Party’s rights with respect to Statements of Work under Article 13 or with respect to amendments under Article 30. The foregoing shall mean, without limitation, that the Customer is not entitled to reject a Statement of Work under Article 13 or an amendment under Article 30 that adds in the NPAC/SMS any of the data elements set forth in and subject to this Section 8.5 on the basis of the billable nature of the data elements. Additionally, nothing in this Section 8.5 shall be interpreted as approval, as of the Amendment Effective Data under this Amendment of the data elements set forth above in Paragraph (ii).
8.6	Special Dispute Resolution Procedures for Customer Modification Event
If Contractor provides Customer with written notice that a Customer Modification Event has taken place, then the following procedures shall be followed:

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
(a)	Customer or the Subscribing Customer shall, within five (5) calendar days after receipt of notification from Contractor that a Customer Modification Event has taken place, respond to Contractor with written notification as to whether a Customer Modification Event did or did not occur, and reasonably substantiating the position set forth in the notification. Contractor may use that notification, and shall not be considered Confidential Information. Failure of Customer to provide written notification under this Paragraph (a) within such five (5) calendar days shall be deemed advising Contractor that a Customer Modification Event has occurred.

(b)	Within thirty (30) calendar days after receipt of the notification set forth in Paragraph (a) above to the effect that a Customer Modification Event did not occur, Contractor shall provide Customer with written notification advising Customer as to whether an Upward Event Triggered Charge Adjustment will be applied. An Upward Event Triggered Charge Adjustment will not be applied unless and until Contractor provides such notice to Customer. If Customer provides notice to Contractor to the effect that a Customer Modification Event did not occur, then failure of Contractor to provide written notification under this Paragraph (b) within such thirty (30) calendar days shall be deemed advising Customer that a Customer Modification Event has not occurred.

(c)	If Customer does not agree with the written notification provided by Contractor under Paragraph (b) above, then Customer shall within thirty (30) calendar days of such notice, advise Contractor of the disagreement in writing. If after sixty (60) days after such notice by Customer the matter has not been resolved, then it shall be deemed a dispute and referred to binding arbitration in accordance with the provisions set forth in Section 26.2 of the Master Agreement, except that the place of arbitration shall be Baltimore, MD, and if there are any other disputes concerning the same asserted Customer Modification Event, then all such disputes shall be consolidated into one binding arbitration.
Nothing herein shall prohibit or limit the Parties rights to settle any dispute subject to this Section 8.6 prior to the issuance of an arbitrator’s decision.
The Parties shall continue to honor their respective ongoing obligations, if any, including without limitation the application of an Upward Event Triggered Charge Adjustment, under the Master Agreement without interruption pending final resolution of a dispute regarding an Upward Event Triggered Adjustment pursuant to this Section 8.6.
8.7	Special Dispute Resolution Procedures for Contractor Modification Event
If Customer provides Contractor with written notice that a Contractor Modification Event has taken place, then the following procedures shall be followed:
(a)	Contractor shall, within five (5) calendar days after receipt of notification from Customer that a Contractor Modification Event has taken place, respond to Customer

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Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
with written notification as to whether a Contractor Modification Event did or did not occur, and reasonably substantiating the position set forth in the notification. Customer may use that notification, and shall not be considered Confidential Information. Failure of Contractor to provide written notification under this Paragraph (a) within such five (5) calendar days shall be deemed advising Customer that a Customer Modification Event has occurred.

(b)	Within thirty (30) calendar days after receipt of the notification set forth in Paragraph (a) above to the effect that a Contractor Modification Event did not occur, Customer shall provide Contractor with written notification advising Contractor as to whether a Downward Event Triggered Charge Adjustment will be applied. A Downward Event Triggered Charge Adjustment shall not commence unless and until Customer provides such notice to Customer. If Contractor provides notice to Customer to the effect that a Contractor Modification Event did not occur, then failure of Customer to provide written notification under this Paragraph (b) within such thirty (30) calendar days shall be deemed advising Contractor that a Customer Modification Event has not occurred.

(c)	If Contractor does not provide written notification accepting Customer’s notification under Paragraph (b) above, Contractor shall within thirty (30) calendar days of such notice, advise Contractor of the disagreement in writing. If after sixty (60) days after such notice by Contractor the matter has not been resolved, then the matter shall be deemed a dispute and referred to binding arbitration in accordance with the provisions set forth in Section 26.2 of the Master Agreement, except that the place of arbitration shall be Baltimore, MD, and that if there are any other disputes concerning the same asserted Contractor Modification Event, then all such disputes shall be consolidated into one binding arbitration.
Nothing herein shall prohibit or limit the Parties rights to settle any dispute subject to this Section 8.6 prior to the issuance of an arbitrator’s decision.
The Parties shall continue to honor their respective ongoing obligations under the Master Agreement, if any, including without limitation the application of a Downward Event Triggered Charge Adjustment, without interruption pending final resolution of a dispute regarding a Downward Event Triggered Adjustment pursuant to this Section 8.7.
9.	CONFIDENTIALITY
The Master Agreement is hereby amended by deleting Section 15.1 in its entirety and replacing it with the following.
“Confidential Information” means all information, materials and ideas that relate to this Agreement, the subject matter of this Agreement or the performance by the disclosing party of its obligations hereunder, which is disclosed or otherwise provided by one Party (the “Disclosing Party”) (in writing, electronically, orally, or in any other form, tangible

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Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
or intangible, except that with respect to oral or intangible disclosures, the substance of which disclosure must be memorialized in writing and delivered to the receiving party within fourteen (14) days of the initial disclosure) to the other Party (the “Receiving Party”) and that is marked as “confidential” and/or “proprietary”, including, without limitation, User Data, Software, proprietary aspects of the functional requirements and the systems interface, pricing and financial information and customer records of either Party or of any Users. User Data shall be the property of the User furnishing such data.
Confidential Information shall include (a) the fact that discussions or negotiations are taking place between the Parties concerning any amendment or proposed amendment, including by way of a Statement of Work, of the terms and conditions of this Agreement (the “Proposed Transaction”); (b) any of the terms, conditions or other facts with respect to any such Proposed Transaction, including the status thereof or the cessation of discussions or negotiations between the Parties, except that if the Parties fail to conclude a definitive amendment, then either Party is entitled to communicate the fact that the Parties did not conclude such an amendment to the United States Federal Communications Commission (FCC), the North American Numbering Council (NANC) or to any other regulatory bodies having jurisdiction or delegated authority over or in connection with the NPAC/SMS without having to provide the other Party an opportunity to contest such disclosure, and without a order, rule or request from the FCC, NANC or any regulatory body; (c) the fact that a Party has proposed new terms, conditions or other facts with respect to any Proposed Transaction; and (d) information, materials and ideas derived from Confidential Information, if such information, materials and ideas otherwise qualify as Confidential Information under this Section 15.1.
Particular or specific information, materials or ideas relating to this Agreement, the subject matter of this Agreement or the performance by a Party hereunder shall not be precluded from qualifying as Confidential Information merely because other, similar information, materials or ideas relating to this Agreement, or the performance by a Party hereunder have ceased to qualify as Confidential Information.
The Disclosing Party shall have the right to correct any inadvertent failure to designate information as “confidential” and/or “proprietary” by written notification to the Receiving Party. The Receiving Party shall, from that time forward, treat such information as Confidential Information under this Agreement, so long as such information has not been excluded as Confidential Information under Section 15.2.
During the course of this Agreement, either Party may receive or have access to Confidential Information of the other Party or User. The Receiving Party shall not, without first obtaining the Disclosing Party’s written consent, disclose to any Third Party, commercially exploit or use for any purpose other than the performance of its obligations under this Agreement any Confidential Information, or information or materials developed by the Receiving Party based on Confidential Information, that it has received or to which it has had access. With respect to disclosures to a member of the Customer, including each such member’s agents, attorneys and authorized representatives,

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
Confidential Information may be disclosed if subject to confidentiality obligations no less restrictive than those set forth herein, including by way of a Customer resolution requiring a confidentiality acknowledgment from the member representatives on behalf of themselves and their respective member. User Data can be disclosed by the Receiving Party to the rightful owner of such data without the Disclosing Party’s consent. Each Party shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the Disclosing Party.
The Master Agreement is hereby amended by deleting Section 15.2 in its entirety and replacing it with the following.
15.2 Exclusions
Confidential Information shall not include:
(a) information generally available to, or known to, or which becomes known by, the public through no wrongful act of the Receiving Party, including public filings made by Contractor at the United States Securities and Exchange Commission;
(b) information lawfully known by the Receiving Party prior to receipt from the Disclosing Party;
(c) information lawfully disclosed by a Third Party to the Receiving Party;
(d) information independently developed by the Receiving Party without the use of information disclosed by the Disclosing Party;
(e) information disclosed to a Third Party by the Disclosing Party without restriction; and
(f) information lawfully required to be disclosed to any governmental agency or which is otherwise required to be disclosed by law, provided that before making such disclosure the Receiving Party shall give the Disclosing Party an adequate opportunity to object to such disclosure or take action to assure confidential handling of such information.
10.	COOPERATION
Customer and Subscribing Customer shall duly authorize and direct its co-chairs and representatives who are not members (e.g., counsel), if necessary as decided by the Customer, to support, and reasonably cooperate and coordinate with Contractor in supporting all of the following in connection with any activity before any Regulatory Entity, including but not limited to appearances, requests, communications, filings, submissions, or other similar activities:

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
(a)	that to the best of its knowledge and belief, the Master Agreement, including all Statements of Work and amendments thereof, including this Amendment, were entered into in accordance with all legal, regulatory and organizational requirements applicable to Customer or Subscribing Customer; and

(b)	that in its judgment, this Amendment is in the best interests of the NPAC/SMS Users and Allocated Payors under the various Master Agreements.
For purposes of this Article 11, organizational requirements applicable to Customer or Subscribing Customer include those requirements normally set forth in operating agreements, by-laws, articles of incorporation, membership or shareholder agreement, or other similar documents governing Customer’s operations, membership, management, or affairs.
11.	APPLICATION OF GATEWAY EVALUATION PROCESS
The computation, division, apportioning, issuance, application, and invoicing of any Upward Event Triggered Charge Adjustment and any Downward Event Triggered Charge Adjustment shall be auditable and included in determining “accuracy” for purposes of Element No. 7b of the Gateway Evaluation Process, as set forth in Article 32 of this Agreement, only on the later of (the “First GEP Triggering Event Invoice”) (a) the third invoice after the Billing Cycle in which each such Upward Event Triggered Charge Adjustment or Downward Event Triggered Charge Adjustment was effective and (b) the first invoice issued after the Billing Cycle in which there has been final resolution of any dispute under Article 8 hereof (by agreement of the Parties or by final binding arbitration) relating to whether or not an Upward Event Triggered Charge Adjustment or Downward Event Triggered Charge Adjustment was, or should have been, applied. All invoices issued prior to the date of the First GEP Triggering Event Invoice shall be considered accurate with respect to that particular issuance, or non-issuance, as the case may be, of an Upward Event Triggered Charge Adjustment or a Downward Event Triggered Charge Adjustment for purposes of Element No. 7b of the Gateway Evaluation Process, regardless of whether the relevant Upward Event Triggered Charge Adjustment or Downward Event Triggered Charge Adjustment was accurately reflected on those invoices. Nothing herein shall preclude Contractor, in the event that Contractor does not reflect such Upward Event Triggered Charge Adjustment or Downward Event Triggered Charge Adjustment from issuing an adjustment credit to reflect the proper computation, division, apportioning, issuance, application, and invoicing of the Upward Event Triggered Charge Adjustment or the Downward Event Triggered Charge Adjustment on any one or more invoices issued after such Upward Event Triggered Charge Adjustment or such Downward Event Triggered Charge Adjustment became effective.
12.	NOTICES
The notices provision of Section 27.6 of the Master Agreement is hereby amended to provide that all notices or other communications required or permitted to be given under the Master Agreement shall be in writing (unless otherwise specifically provided herein) and delivered or addressed as follows:

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes

If to Customer:	Both then-current Co-Chairpersons of Customer at the address provided to Contractor

with a copy to:	Dan Sciullo c/o Berenbaum, Weinshienk & Eason, P.C. 370 Seventeenth Street, Suite 4800 Denver, Colorado 80202-5626

If to Contractor:	Joseph Franlin Sr. Vice President, Customer Relations NeuStar, Inc. 46000 Center Oak Plaza Sterling, VA 20166

with a copy to:	General Counsel NeuStar, Inc. 46000 Center Oak Plaza Sterling, VA 20166
13.	MISCELLANEOUS

13.1	Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms. From and after the Amendment Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the Amendment Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this SOW. From and after the Amendment Effective Date, Statement of Work shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein. Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this Amendment nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

13.2	If any provision of this Amendment is held invalid or unenforceable the remaining provision of this Amendment shall become null and void and be of no further force or effect. If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement, this

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
Amendment is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this Amendment shall be rescinded and of no further force or effect retroactively to the Amendment Effective Date. Consequently, the Master Agreement in effect immediately prior to the Amendment Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this Amendment. In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the Amendment Effective Date (including, but not limited to any adjustments necessary to retroactively re-price TN Porting Events under Exhibit E from the Amendment Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical billing cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any Allocated Payor in accordance with the Master Agreement.

13.3	This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

13.4	If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Amendment, as modified from time to time.

13.5	This Amendment is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

13.6	This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto. The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein. All such modifications, amendments and price concessions are interrelated and are dependent on each other. No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.

CONFIDENTIAL

Amendment No. 57 (NE)	September 21, 2006

SOW:	☑ No ☐Yes
IN WITNESS WHEREOF, the undersigned have executed this Amendment:

CONTRACTOR: NeuStar, Inc.

By:	/s/ Joseph F. Franlin

Its:	Sr. VP Customer Relations

Date:	September 21, 2006

CUSTOMER: North American Portability Management LLC, as successor in interest to and on behalf of the Northeast Carrier Acquisition Company, LLC

By:	/s/ Melvin Clay

Its:	Co-Chair NAPM LLC

Date:	September 21, 2006

By:	/s/ Timothy Decker

Its:	Co-Chair NAPM LLC

Date:	September 21, 2006

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes
ATTACHMENT A
UNDER
AMENDMENT NO. 57
Amended and Restated Exhibit E

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes
EXHIBIT E — PRICING SCHEDULES
The following schedules set forth the prices at which Contractor will be compensated for rendering the Services under the Agreement. A general description of these charges and the methods of billing therefor are set forth in Section 6 of the Agreement. See Agreement for other applicable charges.
Schedule 1
Service Element Fees/Unit Pricing

Category	Service Element	Unit	Price

1. Monthly Charges
	Dial-up Port to NPAC network	per dial-up port	$400.00
	Dedicated Port to NPAC network[1]	per dedicated line port (DS-0)	$500.00
	Dedicated Port to NPAC network[2]	per dedicated line port (DS-1)	$4,000.00
	Dedicated Port to NPAC network per virtual POP	per dedicated line port (DS-0)	$770.00
	Dedicated Port to NPAC network per virtual POP	per dedicated line port (DS-1)	$6,150.00

2. Per User/Per Request Charges
	Billable NPAC User Support Manual Request[3]	For a contact initiated during Normal Business Hours	$15.00 per Billable NPAC User Support Manual Request
	Billable NPAC User Support Manual Request[3]	For a contact initiated outside of Normal Business Hours	- $100 per hour, or fraction thereof, of actual cumulative contact outside of Normal Business Hours plus
			- $15.00 per Billable NPAC User Support Manual Request, if the contact constitutes a Billable NPAC User Support Manual Request
	TN Porting Event [4]	Subject to the requirements of the Agreement, the price per TN Porting Event in the Service Area will be determined by application of the following:

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes

Category	Service Element	Unit	Price

		Rate Card No. 1: Deleted.
		Rate Card No. 2. Commencing on January 1, 2004 and ending on December 31, 2006, if the cumulative TN Porting Events since the Effective Date of the regional Agreement that have occurred in the Service Area on or before December 31, 2003 equal or exceed 10,000,000, then the following schedule of charges per TN Porting Event in the Service Area shall apply for each TN Porting Event within each tier set forth below to determine the monthly Aggregate Porting Charge for the Service Area based upon the cumulative number of TN Porting Events that have occurred in the Service Area after December 31, 2003 (such schedule hereinafter referred to as “Rate Card No. 2”):
		≤ 35,714,285	$1.08
		35,714,286 — 71,428,571	$1.05
		71,428,572 — 107,142,857	$1.03
		107,142,858 — 142,857,142	$1.00
		142,857,143 — 178,571,428	$0.97
		178,571,429 — 214,285,714	$0.95
		> 214,285,714	$0.93
		Rate Card No. 3 (2007): If the cumulative TN Porting Events since the Effective Date of this Agreement that have occurred in the Service Area associated with this Agreement on or before December 31, 2006 equal or exceed 50,000,000 (i.e., without regard to TN Porting Events occurring in other Service Areas), then the charge per TN Porting Event in the Service Area for each calendar month in calendar year 2007 (i.e., beginning January 1, 2007 and continuing through and including December 31, 2007) used to determine the monthly Aggregate Porting Charge for the Service Area is fixed at the charge set forth immediately to the right of this entry (such charge hereinafter referred to as “Rate Card No. 3”). If the cumulative number of TN Porting Events that have occurred in the Service Area on or before to December 31, 2006 fails to equal or exceed 50,000,000 (i.e., without regard to TN Porting Events occurring in other Service Areas), then the charge per TN Porting Event in this Service Area shall be determined in accordance with Rate Card No. 2 above.	$0.91
		Rate Card No. 4 (2008 and Thereafter): If the cumulative TN Porting Events since the Effective Date of this Agreement that have occurred in the Service Area associated with this Agreement on or before December 31, 2007 equals or exceeds 50,000,000, then commencing on January 1, 2008, and continuing through the end of the Initial Term, the charge per TN Porting Event for all TN Porting Events in a calendar month in the Service Area	As set forth in Attachment 1

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes

Category	Service Element	Unit	Price

		used for determining the monthly Aggregate Porting Charge shall equal the “Effective Rate” calculated and applied in accordance with Attachment 1 to this Exhibit E. If the cumulative number of TN Porting Events that have occurred in this Service Area on or before to December 31, 2007 fails to equal or exceed 50,000,000, then the charge per TN Porting Event in this Service Area shall be determined in accordance with Rate Card No. 2 above.
	Standard Reports[5]	per standard report generated	$150.00
	Initial Ad Hoc Reports[6]	per hour	$100.00
	Subsequent Ad Hoc Reports	Per Report	$100.00
	Bulk Data Downloads for delivery at a specific time outside Normal Business Hours.[7]	Per Bulk Data Download per Service Area	$150.00
	Bulk Data Download provided to User with suspended association during the Initial Suspension period	BDD per NPAC Service Area provided during Initial Suspension period (one per day per applicable NPAC Service Area must be accepted), as provided by SOW24, as revised.	One BDD in each NPAC Service Area per day: no charge
	Bulk Data Download provided to User with suspended association during the Continued Suspension period.	BDD per NPAC Service Area provided during Continued Suspension period (one per day per applicable NPAC Service Area must be accepted), as provided by SOW24, as revised.	$500 for each NPAC Service Area BDD provided
	Inadvertent Port (SOW 19)	Per request for assistance, up to 15 TNs or ranges of TNs	$250.00
	Dedicated Technical Support[8]	Per hour	$150.00

3. Non-Recurring Charges
	Log-on ID Charge[9]	one time per Log-on ID established	$1,000.00
	Mechanized Interface[10]	one time per interface association	$17,600.00
Billable NPAC User Support Manual Request Table

Category	Description of Request

Create SV	New SP asks Help Desk to issue new SP Create, for single TN or range of TNs

Create SV	Old SP asks Help Desk to issue old SP Create, for single TN or range of TNs

Prevent SV Activation	Old SP asks Help Desk to change concur flag to “false” on pending SV (or SVs, for range of TNs)

Activate SV	New SP asks Help Desk to activate a pending SV for a single TN (or SVs, for a range of TNs)

Remove Prevention of SV Activation	Old SP (or New SP, after due date or t2 timer’s expiration) asks Help Desk to change concur flag to “true” on pending SV (or SVs, for range of TNs)

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes

Category	Description of Request

Modify Pending SV	New SP asks Help Desk to modify single SV (or SVs, for a range of TNs)

Disconnect TN	Current SP asks Help Desk to issue disconnect for TN (or range of TNs)

Cancel Pending SV	Old SP or New SP asks Help Desk to issue its cancel for pending SV (or SVs, for range of TNs)

Look Up SV	SP asks Help Desk to look up active SV for a TN (or SVs for range of TNs)

Modify Active SV	Current SP asks Help Desk to modify single active SV

Audit SV	SP asks Help Desk to issue audit request for a TN, or range of TNs, with SV(s) in active state

Look Up Network Data	SP asks Help Desk to look up NPA-NXX, NPA-NXX ID, LRN, or LRN ID to determine associated SPID and/or ID

Change Network Data	SP asks Help Desk to add to or to delete from the NPAC’s network data an NPA-NXX(s) or LRN(s). Requests to delete these data can be accommodated only if the SP making the request is the SP that originally entered the data. This limitation does not apply in the case where the SP asks Help Desk to delete an NPA-NXX (but not an LRN) where the NPA is not associated with the NPAC Service Area in which the NPA-NXX is open.

Change GUI Password	SP asks Help Desk to change its GUI Password

Re-enter GUI Logon	SP asks Help Desk to re-enter its GUI Logon which SP has allowed to expire
Schedule 2
Training Charges

Service Element	Unit	Cost Per Participant

On Site Training[11]	1-2 trainees 3-5 trainees 6 or more trainees	$795.00 $715.50 $636.00

Off-Site Training[12] [13]	1-2 trainees 3-5 trainees 6 or more trainees	$715.50 $643.95 $572.40

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes
Schedule 3
Interoperability Testing

Category & Service Element	Unit	Price

LSMS Interoperability Testing

Initial Test	per new carrier system release (includes up to 5 weeks)	$48,000

Additional Testing	per each additional day after initial test of same release	$2,700

SOA Interoperability Testing

Initial Test	per new carrier system release (includes up to 3 weeks)	$32,000

Additional Testing	per each additional day after initial test of same release	$2,700

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes
Schedule 4
Schedule of Representative Hourly Labor Charges
Applicable to Statements of Work
For Contract Years 1 Through End

Labor Category	Year 1	Year 2	Year 3	Year 4	Year 5*

User Support Services Staff	$35.25	$37.01	$38.86	$40.81	$42.85

Systems Administrator	$55.39	$58.16	$61.07	$64.13	$67.33

Network Analyst	$45.32	$47.59	$49.97	$52.47	$55.09

Systems Support Analyst	$48.34	$50.76	$53.30	$55.96	$58.76

Administrative Services Staff	$30.21	$31.72	$33.31	$34.98	$36.72

Training and Documentation	$45.32	$47.59	$49.97	$52.47	$55.09

*Amounts after Year 5 for each Labor Category shall be increased by 5% annually from the prior year.
Schedule 5
Schedule of Target Amounts

	Monthly		Monthly	Monthly	Monthly
	Targets for	Monthly	Targets for	Targets for	Target for
	Nov/Dec	Targets for	2Q 1998 through	1Q 2002 through	July	Total Contract
Target Options	1997[2]	1Q 1998[2]	4Q 2001[2]	2Q 2002[2]	2002	Targets

Option A — Service Term Begins on 10/1/97	$683,333.33	$348,958.33	$348,958.33	$0	$0	$18,799,999.83

Option B — Service Term Begins on 1/1/98	$341,666.66	$351,200.00	$348,958.33	$348,958.33	$341,666.66	$19,875,474.81
Notes:

1	The target schedule depends on the service term selected by the Customer. If the service term begins on 10/1/97, then Option A applies. Likewise, if the service term begins on 1/1/98, then Option B applies.

2	The targets are listed in monthly amounts for each of the respective calendar periods outlined above. The targets are calculated and applied on a monthly basis as described in Section 6.6 of the Agreement.

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes
Schedule 6
Sample Annual Target and Allocable Target Shortfall/Credit Calculation
The following is an example of how Allocable Target Shortfalls and Allocable Targets are determined in connection with the Quarterly Targets. A description of the methodology (including defined terms used below) is set forth in Section 6.6 of the Agreement.

	Jan-98	Feb-98	Mar-98
Assumptions:

Monthly Target Amount (Assuming Quarterly Target of $1,046,875)	$348,958	$348,958	$348,958
Pro-Rated Target Amount	$348,958	$697,917	$1,046,875

Monthly User Charges	$300,000	$375,000	$500,000
Year-To-Date User Charges	$300,000	$675,000	$1,175,000

Sample Calculation:

Pro-Rated Target Amount	$348,958	$697,917	$1,046,875

Less Target Shortfall/Credit Compare Amount (Computed as follows)

Year-To-Date User Charges	$300,000	$675,000	$1,175,000

Year-To-Date Net Shortfall (through previous billing cycle)	N/A	$48,958	$22,917

Target Shortfall/Credit Compare Amount	$300,000	$723,958	$1,197,917

Allocable Target Shortfall *	$48,958	$0	$0
Allocable Target Credit *	$0	$(26,042)	$(22,917)

Year-To-Date Net Shortfall Amount	$48,958	$22,917	$0
* Note:

Allocated to Users pursuant to the Allocation Model and billed or credited, as applicable, to Users at the end of the Billing Cycle along with all other User Charges.

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes
ATTACHMENT 1
TO
EXHIBIT E
Rate Card No. 4 Calculation of Monthly Aggregate Porting Charge
Beginning January 1, 2008 and Continuing Through the End of the Initial Term
Explanatory Statement
In accordance with the Contractor Services Agreement for NPAC/SMS, the Aggregate Porting Charge is the total charge for TN Porting Events in the Service Area for each calendar month. Commencing on January 1, 2008, and continuing through December 31, 2014, the monthly Aggregate Porting Charge shall be based upon an “effective” TN Porting Event rate as provided under this Attachment 1 to Exhibit E.
1.	Determination of Annualized Volume
     (a) The total number of TN Porting Events in a calendar month for all United States Service Areas served by Contractor is designated the “Aggregate Monthly Volume.”
     (b) The sum of the Aggregate Monthly Volume for each month to date within a calendar year is designated as the “Year-to-Date Volume.”
     (c) The Year-to-Date Volume divided by the number of calendar months to date within a calendar year is designated the “Average Monthly Volume” for all United States Service Areas served by Contractor.
     (d) The product of the Average Monthly Volume and the number twelve (12) is designated the “Annualized Volume” for all United States Service Areas served by Contractor.
2.	Calculation of the Effective Rate
     (a) The “Effective Rate” corresponding to the Annualized Volume for all United States Service Areas served by Contractor is derived in accordance with Paragraph 4 below.
3. Determination of Aggregate Porting Charge
     (a) The product of the Effective Rate and the Year-to-Date Volume is designated as the “Year-to-Date Aggregate Porting Charge” for all United States Service Areas served by Contractor for all calendar months to date in the current calendar year.
     (b) The “Adjusted Aggregate Porting Charge” for all United States Service Areas serviced by Contractor associated with the current calendar month is determined by subtracting the preceding month’s (if any) Adjusted Aggregate Porting Charge from the current month’s Year-to-Date Aggregate Porting Charge.
     (c) The Adjusted Aggregate Porting Charge is then allocated to the Subscribing Customer based on each Service Area’s pro-rata share of TN Porting Events for the current calendar month to determine the Subscribing Customer’s monthly Aggregate Porting Charge, which is then billed and allocated to the Users in the Subscribing Customer’s Service Area in accordance with the Contractor Services Agreement for NPAC/SMS.
4.	Effective Rate Calculation
The Effective Rate shall be calculated, beginning on January 1, 2008 and thereafter, on a straight-line basis using the “Effective Rate Calculation Formula” and “Effective Rate Calculation Table” set forth below for an Annualized Volume between 200,000,000 and 587,500,000. For an Annualized Volume less than or equal to 200,000,000, the Effective Rate shall equal a flat rate equal to Ninety Five Cents ($0.95). For an Annualized Volume greater than or equal to 587,500,000, the Effective Rate shall equal a flat rate of Seventy Five Cents ($0.75).

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes
The Effective Rate Calculation Formula is for calculating, with Annualized Volume as an input from Paragraph 1 above, an Effective Rate, which in turn is an input into Paragraph 3 above for determining the Year-to-date Aggregate Porting Charge each month. The Effective Rate Calculation Formula is defined as the following:
Effective Rate = B + [(A — Annualized Volume) x (D) / (C)]
Inputs “A”, “B”, “C” and “D” in the Effective Rate Calculation Formula are determined by the values corresponding to the row, for which the Annualized Volume is Greater than the Annualized Volume Level Lower and less than or Equal to the Annualized Volume Level Upper, in the Effective Rate Calculation Table below.

EFFECTIVE RATE CALCULATION TABLE
					Incremental
				Incremental	Rate
				Volume	Reduction
	Annualized		Rate	Between	Between
Annualized	Volume Level	Rate	Corresponding	Upper and	Upper and
Volume	Upper	Corresponding	to Upper Level	Lower	Lower
Level Lower	(A)	to Lower Level	(B)	(C)	(D)

200,000,000	250,000,000	$0.95	$0.93	50,000,000	$0.02

250,000,000	312,500,000	$0.93	$0.91	62,500,000	$0.02

312,500,000	337,500,000	$0.91	$0.89	25,000,000	$0.02

337,500,000	362,500,000	$0.89	$0.87	25,000,000	$0.02

362,500,000	387,500,000	$0.87	$0.85	25,000,000	$0.02

387,500,000	412,500,000	$0.85	$0.83	25,000,000	$0.02

412,500,000	437,500,000	$0.83	$0.81	25,000,000	$0.02

437,500,000	462,500,000	$0.81	$0.80	25,000,000	$0.01

462,500,000	487,500,000	$0.80	$0.79	25,000,000	$0.01

487,500,000	512,500,000	$0.79	$0.78	25,000,000	$0.01

512,500,000	537,500,000	$0.78	$0.77	25,000,000	$0.01

537,500,000	562,500,000	$0.77	$0.76	25,000,000	$0.01

562,500,000	587,500,000	$0.76	$0.75	25,000,000	$0.01
The Effective Rate, which is used to determine the charge per TN Porting Event under “Rate Card No. 4,” as set forth in Schedule 1 under Exhibit E, applies only with respect to each calendar month in which the Service Area’s monthly Aggregate Porting Charge is calculated, and in no event shall a different Effective Rate, and consequently a TN Porting Event charge, be applied on account, for example, that the actual cumulative TN Porting Events for an entire calendar year differs from the “Annualized Volume” in any one calendar month.

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes

[1]	Monthly port charges recover various capital, operating, and maintenance costs associated with providing access to the NPAC/SMS service to NPAC Users through dedicated links. These costs are generally related to costs of the data communications network infrastructure and various communications, security, operating, and help-desk services, delivered at the required 99.9% service availability levels, not associated with the delivery of NPAC/SMS transactions or record storage. The specific cost elements include:
•	Fault-tolerant data communications routers

•	Fault-tolerant data communications IP switches

•	Fault-tolerant front-end communications servers for CMISE and secure web services

•	Network infrastructure: wiring, cross-connect panels, test and monitoring equipment

•	RADIUS CHAP authentication servers

•	SecurID Smartcard ACE authentication servers

•	V-One Smartwall Internet authentication servers

•	Security key certification servers

•	Internet firewall bastion servers and access facilities

•	Inter-NPAC site communications facilities

•	Network management systems

•	Network operations, monitoring, and service level reporting

•	Traffic monitoring, engineering, management, and network utilization reporting

•	Network-portion of help-desk

•	Domain name service

•	E-mail service

•	FTP service

•	Public web (electronic bulletin board) service

•	NNTP (network time) service

•	Encryption key management

•	Link engineering services

•	Link, firewall, and authentication provisioning

•	Link activation testing

•	Network service activation testing (for non-SMS services, such as: DNS, e-mail, FTP, NNTP, public web and routing protocols)

•	Periodic link testing

[2]	See Note 1 above.

[3]	Charge applies only to “Billable NPAC User Support Manual Requests” in accordance with Section 6.2(b)(i) of the Agreement. For such purposes, Billable NPAC User Support Manual Requests shall only include those contacts listed below in the Billable NPAC User Support Manual Requests Table, as such table may be amended from time to time in writing by agreement of the Contractor and the Customer, executed by such Contractor and Customer.

[4]	For purposes of determining the charge for each TN Porting Event pursuant to Schedule 1 of this Exhibit E, a TN Porting Event shall be considered to have occurred and to be chargeable when both events (a) and (b) below occur:
(a)	Request Compliance — The NPAC/SMS complies with a Proper Request that results in a create, delete, or modify of an active subscription version (an “Active SV”) for all LNP Types. A request that results in a create, delete, or modify of an Active SV for all LNP Types is deemed to be proper (a “Proper Request”) when such request is initiated, generated, or otherwise authorized by:
1)	an NPAC User using its NPAC SOA interface or LSMS interface or the NPAC operations GUI,

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes
2)	an NPAC User relying on a surrogate’s NPAC SOA interface or LSMS interface or a surrogate’s use of the NPAC operations GUI (the surrogate is an NPAC User),

3)	an NPAC User acting through NPAC personnel,

4)	an NPAC User’s surrogate acting through NPAC personnel (the surrogate is an NPAC User),

5)	the National Pooling Administrator in its role as defined by the INC Thousand Block Number Pool Administration Guidelines acting through NPAC personnel, or

6)	any other method or process approved by the NAPM LLC.
A Proper Request that involves NPAC personnel can be made in writing or verbally, such requests to be documented by NPAC personnel. Contractor will credit transaction charges resulting from a TN Porting Event generated as a result of NPAC personnel error, and will maintain adequate documentation for auditing purposes.

(b)	Initial Broadcast — There is an initial broadcast notifying all subtending LSMSs for which the broadcast is destined that the Active SV has been created, deleted, or modified as a result of the Proper Request (the “Initial Broadcast”) for all LNP types. For LNP type POOL, an Initial Broadcast is both (i) the broadcast to EDR-enabled LSMSs of a create, delete, or modify of an active block (an “Active Block”) (the broadcast being a broadcast of NPA-NXX-X data rather than of SV data), and (ii) the broadcast to non EDR-enabled LSMSs of the corresponding LNP Type POOL SVs that are created, deleted, or modified as a result of an Active Block being created, deleted, or modified. If there is no LSMS available to receive the Initial Broadcast of the created, deleted or modified Active SV (i) due to the use of a filter or (ii) because an Active Block is involved and all subtending LSMSs for which the broadcast is destined are EDR-enabled, then the creation, deletion, or modification of the Active SV in the NPAC SMS shall be deemed sufficient to be considered a TN Porting Event. Re-broadcasts are not chargeable TN Porting Events.
A modify of an Active SV as a result of a Proper Request in (a) above, followed by the Initial Broadcast in (b) above, is a single TN Porting Event irrespective of the number of fields in the Active SV being replaced and irrespective of whether the data in the field(s) actually is changed. A subsequent modify of the same Active SV as a result of a Proper Request in (a) above, followed by the Initial Broadcast in (b) above, is an additional TN Porting Event. The modify of an Active SV applies only to the following fields:
•	Location Routing Number (LRN)

•	CLASS Destination Point Code (CLASS DPC)

•	CLASS Sub System Number (CLASS SSN)

•	LIDB Destination Point Code (LIDB DPC)

•	LIDB Sub System Number (LIDB SSN)

•	CNAM Destination Point Code (CNAM DPC)

•	CNAM Sub System Number (CNAM SSN)

•	ISVM Destination Point Code (ISVM DPC)

•	ISVM Sub System Number (ISVM SSN)

•	WSMSC Destination Point Code (WSMSC DPC)

•	WSMSC Sub System Number (WSMSC SSN)

•	Billing ID

•	End User Location Value

•	End User Location Type

•	SV Type

•	Optional Data
The determination of TN Porting Event quantities is unaffected by the use of ranges, or the involvement of an Active Block, because the TN Porting Event charge is based on the quantity of Active SVs created, deleted, or

CONFIDENTIAL

Amendment No. 57 (NE)		September 21, 2006
SOW:	☑ No ☐ Yes
modified in the NPAC/SMS and is not related to the quantity of messages sent between the NPAC/SMS and its Users in connection with a Proper Request. Each Active SV is associated with a single TN. Neither the provision of a Bulk Data Download (i.e., “BDD”) nor a SPID Mass Update Request File (i.e., “SMURF”) is an Initial Broadcast.

[5]	There is no charge for the “User Profile” Standard Report.

[6]	At Contractor’s discretion, an Initial Ad Hoc Report request will be treated as a subsequent Ad Hoc Report request if it is similar to a previously requested Ad Hoc Report.

[7]	There is no charge for Bulk Data Downloads that are to be delivered at a specific time within Normal Business Hours. Requests that fail to state delivery time will be treated as requests for delivery during Normal Business Hours.

[8]	Dedicated Technical Support is provided only upon User’s request. The rate does not apply to testing support such as is done for new User Testing, or in connection with new NPAC release testing, or for testing against a current NPAC release.

[9]	The one-time Log-on ID charge recovers the costs associated with establishing, testing, and maintaining a Log-on ID for either a mechanized system (system User) or NPAC operations GUI (OpGUI) User. OpGUI Users are issued SecurID smartcards that are used to authenticate OpGUI access. System Users, while they do not use smartcards, have additional ACSE-related security facilities (encryption key list management) that are roughly equivalent in cost to the smartcard. The specific cost elements include:
•	Application processing costs (access privileges questionnaire, User verification, etc.)

•	Assignment of interim Log-on prior to issuance of permanent Log-on ID

•	Provisioning of NPAC/SMS User table, NPAC/SMS system

•	Smartcard issuance and provisioning for OpGUI Users

•	Generation and exchange of encryption key list for system Users

•	Log-on, access privileges and smartcard authentication testing

[10]	The Mechanized Interface charge recovers the costs of provisioning and Turnup Testing associated with activating a mechanized interface association to the NPAC/SMS. The specific cost elements include: (a) provisioning of ACSE and CMISE access tables, security monitoring tables, and network management systems; and (b) Turnup Testing consisting of stack-to-stack, object-to-object, and application-to-application testing. The Mechanized Interface charge also includes the cost of any retesting of the NPAC/SMS required as the result of any Material Defect identified during such testing or any retesting. “Turnup Testing” is currently defined, per the ICC NPAC SMS Committee and Operations Committee, as a 7-week process, involving 5 weeks of actual testing consisting of a majority subset of the interface Interoperability Testing. These tests are conducted between the production LSMS/SOA carrier system and the NPAC/SMS Production Computer System over the production network facilities prior to activating it as a live interface association. This Service Element is only required for Users with mechanized interfaces to the NPAC/SMS, and not for Users that will only use the OpGUI interface to the NPAC/SMS. Turnup Testing, while conducted at the NPAC/SMS Production Computer System, is performed by a separate support team and is therefore an incremental cost to normal NPAC/SMS operations. If the Turnup Test Plan is modified for any reason and such modification results in an agreed upon reduction in the required level of mechanized interface testing, the Parties will enter into a Statement of Work hereunder providing for an appropriate adjustment to the prices set forth in Category 3 of Schedule 1 of the Pricing Schedules to reflect the reduced level of testing.

[11]	Training consists of LTI User training lasting 8 to 12 hours.

[12]	A charge will be assessed for the instructor’s reasonable travel, lodging, and other expenses in addition to the per-trainee charge shown above.

[13]	Virtual Private Network (VPN) access is available for off-site training at no additional charge. However, if NeuStar technical support is required to establish the temporary VPN arrangement, then the support is provided at the rate for Dedicated Technical Support.

CONFIDENTIAL